Exhibit 99.17

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES SECOND QUARTER 2005 RESULTS

Alliance Capital Management Holding L.P. Announces Diluted Net Income of $0.68 per Unit

and Declares a $0.68 per Unit Cash Distribution

New York, NY, July 26, 2005 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), and Alliance Capital Management L.P. (“Alliance Capital”), today reported results for the second quarter of 2005.

Alliance Holding (The Publicly Traded Partnership)

•      Diluted net income per unit for the quarter ended June 30, 2005 was $0.68 as compared to $0.53 for the same period in 2004.

•      Distribution per unit for the second quarter of 2005 is $0.68, payable on August 15, 2005 to record holders of Alliance Holding Units at the close of business on August 5, 2005.

Alliance Capital (The Operating Partnership)

•      Assets Under Management (“AUM”) at June 30, 2005 were $516 billion, up 7.0% from a year ago or up 13.9% excluding Cash Management Services (“CMS”), due primarily to equity market appreciation and net asset inflows.

•      Average AUM was $522 billion for the quarter ended June 30, 2005, up 9.2% from the same quarter a year ago or up 12.2% excluding CMS.

•      Sale of Cash Management Services to Federated Investors, Inc. resulted in net asset outflows of $29.5 billion and $26.7 billion for the twelve months and three months ended June 30, 2005, respectively.

•      Long-term net asset inflows for the twelve months ended June 30, 2005 were $17.4 billion.  Institutional Investment Management net asset inflows of $16.6 billion and Private Client net asset inflows of $5.3 billion exceeded Retail net asset outflows of $4.5 billion.

•      Long-term net asset outflows for the three months ended June 30, 2005 were $1.0 billion. Retail and Institutional Investment Management experienced net asset outflows of $2.2 billion and $0.3 billion, respectively, partially offset by Private Client net asset inflows of $1.5 billion.

“On the most significant metric, investment returns for our clients, results in the second quarter were excellent. Many of our most important equity services exceeded their benchmarks. U.S. growth services were particularly robust, as our portfolio strategy amplified the improved returns in this investment style during the quarter. Fixed income returns were also satisfactory, despite a defensive orientation to our strategy in this asset class,” said Lew Sanders, chairman and chief executive officer of Alliance Capital.

Organic growth decelerated. Gross and net flows were strong in the private client business but, reflecting seasonal factors, fell below that of the first quarter. Equity inflows accelerated in the institutional channel but were offset by an unusual level of attrition in fixed income mandates. Results in the retail channel were negatively affected by flows in fixed income, as the loss of two large fixed income mandates with an AXA affiliate resulted in negative net flows.

Financial performance was mixed in the second quarter.  Although earnings grew strongly, the quarter included a one time gain of about $0.03 per unit stemming from the completion of the previously announced transfer of cash management assets to Federated Investors.  Partial recoveries of legal fees incurred in prior periods added another $0.05 per unit. In addition, there were mark-to-market gains on investments related to deferred compensation plans as compared to losses in the first quarter.

Earnings were negatively affected, however, by a substantial decline in transaction revenue, a reflection of three developments: the previously reported elimination of almost all transaction charges for private clients, a sharp increase in the use of electronic trading platforms on behalf of all asset management clients, reflecting the improving efficacy and liquidity of these trading venues, and a reduction in transaction pricing for institutional asset management clients in keeping with market trends. The adverse effects of these developments are expected to persist; however, additional pressure on earnings will be limited as transaction charges no longer represent a material part of asset management revenue.

The institutional research services business performed well in the second quarter despite hostile market conditions. Strength in research and an expanded array of trading services permitted the firm to absorb intensified pressure on commission rates and an apparent reduction in the amount of funding available for the purchase of research services by some clients.

“Given the complexity of the above factors, our exit from the cash management business and the large number of non-recurring items that have affected reported earnings in recent quarters, we believe it appropriate to provide earnings guidance for the balance of this year. We will return to our policy of not providing such guidance in 2006,” said Mr. Sanders.

“We currently estimate that earnings at the holding company level will approximate $0.60-0.70 per unit in the third quarter and $0.70-0.80 per unit in the fourth quarter, including about $0.10-0.15 per unit in performance related fees earned primarily in the fourth quarter.”

Management’s earnings estimates assume an improvement in net inflows in assets under management in the second half. Institutional mandates won but not yet funded grew sharply during the second quarter pointing to increased net inflows in this channel. Faster growth is anticipated as well in the private client channel reflecting seasonal effects and the expansion of the firm’s field force. Net flows in the retail channel are expected to recover to a neutral level with continued growth in separately managed accounts and offshore mutual funds offsetting attrition in U.S. mutual funds.

Mr. Sanders added, “Our earnings expectations also assume trend line annualized returns in the capital markets of 8% and 5% respectively for equity and fixed income assets measured from June 2005.  It should be stressed that capital market returns are highly volatile as are earnings from performance related fees. These and other factors subject the company’s earnings to a high degree of uncertainty and earnings guidance should be evaluated in this context.”

“We would expect margins to rise gradually if we meet our return targets for client portfolios. Achieving such performance objectives for clients remains our primary focus, as we believe it is the route to improved earnings and increased unitholder value,” concluded Mr. Sanders.

SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.

 ($ millions)

	Three Months Ended		%
	6/30/05	6/30/04	Change

Revenues	$769	$745	3.2

Expenses	557	579	-3.8

Income Before Income Taxes	212	166	27.6

Income Taxes	14	10	36.1

Net Income	$198	$156	27.1

Pre-tax Margin (1)	27.6%	22.3%

(1) Pre-tax income as a percentage of total revenues

•      Revenues for the second quarter increased 3.2% to $769 million from $745 million in the second quarter of 2004, primarily due to higher advisory fees, including substantially higher performance fees, the gain on the sale of CMS, offset partially by lower distribution fee revenues due largely to the CMS sale, and lower asset management-related transaction charges.

•      Expenses decreased 3.8% to $557 million from $579 million, the result of lower legal expenses and significantly higher insurance reimbursements for previously incurred legal expenses, lower amortization of deferred sales commissions and a decrease in distribution plan payments due primarily to the sale of CMS.

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2005 RESULTS

Management will review second quarter 2005 financial and operating results on Tuesday, July 26, 2005 during a conference call at 5:00 p.m. (New York Time).  The call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.     To listen by telephone, please dial 866-556-2265 in the U.S. or 973-935-8521 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  When dialing in, please indicate conference ID # 6267429.

2.     To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are available on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 7:00 p.m. (New York Time) July 26, 2005.  In the U.S. please call 877-519-4471 or for callers outside the U.S. 973-341-3080, and provide the conference ID# 6267429.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance Capital provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At June 30, 2005, Alliance Holding owned approximately 32.0% of the Alliance Capital Units. AXA Financial, Inc. was the beneficial owner of approximately 60.1% of the issued and outstanding Alliance Capital Units at June 30, 2005 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 61.1% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions and government regulations, including changes in tax rates.  We caution readers to carefully consider such forward-looking statements in light of these factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; we have no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item I of Form 10-K for the year ended December 31, 2004. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.

The forward-looking statements we make in this news release include statements regarding the expected persisting effect of factors which caused a substantial decline in transaction revenue, estimated earnings guidance and related assumptions provided for the remainder of 2005, and an expectation that the firm’s margins will rise if client performance objectives are achieved.  The persistence of factors affecting transaction revenues, including future increases in the use of electronic trading platforms and reductions in transaction pricing, will depend on competitive factors affecting the market for securities execution services.  The earnings guidance is based on a number of assumptions, including the following: increased net inflows of client assets under management due to the expected funding of institutional mandates, anticipated faster growth in the private client channel, neutral net flows in the retail channel and annualized capital market returns of 8% and 5%, respectively, for equity and fixed income assets.  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded; growth in the private client channel may be impaired by changes in competitive and securities market conditions and relative performance; net flows in retail are subject to domestic and international market conditions and relative performance, each or both of which may have a negative effect on net retail flows; and capital market performance is inherently unpredictable.   In view of the above, and particularly given the volatility of capital markets and the difficulty of predicting client asset inflows and outflows, these earnings estimates should not be relied on as predictions of actual performance, but only as estimates based on assumptions, which may or may not be correct.  There can be no assurance that we will be able to meet our performance objectives or that, even if we do, it will result in an increase in our margins.

ALLIANCE CAPITAL MANAGEMENT L.P.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended
	6/30/05	6/30/04
Revenues:
Investment Advisory & Services Fees	$533,209	$511,219
Distribution Revenues	97,727	111,933
Institutional Research Services	76,022	70,980
Shareholder Servicing Fees	26,174	30,819
Other Revenues, Net	35,438	19,546

	768,570	744,497

Expenses:
Employee Compensation & Benefits	308,699	261,899
Promotion & Servicing:
Distribution Plan Payments	71,322	92,804
Amortization of Deferred Sales Commissions	34,439	46,693
Other	49,576	51,724
General & Administrative	81,293	113,968
Interest	6,306	6,299
Amortization of Intangible Assets	5,175	5,175

	556,810	578,562

Income Before Income Taxes	211,760	165,935

Income Taxes	13,763	10,112

NET INCOME	$197,997	$155,823

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per unit amounts)

	Three Months Ended
	6/30/05	6/30/04

Equity in Earnings of Alliance Capital	$62,654	$48,585

Income Taxes	6,530	6,206

NET INCOME	$56,124	$42,379

Additional Equity in Earnings of Alliance Capital (1)	767	523

NET INCOME – Diluted (2)	$56,891	$42,902

DILUTED NET INCOME PER UNIT	$0.68	$0.53

DISTRIBUTIONS PER UNIT	$0.68	$0.53

(1)           To reflect higher ownership in Alliance Capital resulting from application of the treasury stock method to outstanding options.

(2)           For calculation of diluted net income per unit.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS AND WEIGHTED AVERAGE UNITS OUTSTANDING

JUNE 30, 2005

		Weighted Average Units
		Three Months Ended
	Period End Units	Basic	Diluted

Alliance Capital	255,025,775	254,827,827	256,500,849

Alliance Holding	81,631,932	81,433,984	83,107,006

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED JUNE 30, 2005

($ millions)

	Institutional
	Investment
	Management	Retail	Private Client	Total
Beginning of Period	$311,310	$157,562	$65,074	$533,946
Sales/New accounts	6,846	6,476	2,467	15,789
Redemptions/Terminations	(8,358)	(8,155)	(790)	(17,303)
Cash flow	1,194	(361)	(131)	702
Unreinvested dividends	(1)	(196)	(65)	(262)
Net Long-Term Inflows/(Outflows)	(319)	(2,236)	1,481	(1,074)
Net Cash Management	—	(26,325)	(370)	(26,695)
Market Appreciation	5,668	3,029	1,079	9,776
End of Period	$316,659	$132,030	$67,264	$515,953

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

TWELVE MONTHS ENDED JUNE 30, 2005

($ millions)

	Institutional
	Investment
	Management	Retail	Private Client	Total
Beginning of Period	$269,278	$155,540	$57,380	$482,198
Sales/New accounts	39,905	23,856	9,202	72,963
Redemptions/Terminations	(23,589)	(25,845)	(3,160)	(52,594)
Cash flow	234	(1,726)	(464)	(1,956)
Unreinvested dividends	(1)	(789)	(238)	(1,028)
Net Long-Term Inflows/(Outflows)	16,549	(4,504)	5,340	17,385
Net Cash Management	—	(29,167)	(338)	(29,505)
Market Appreciation	30,832	10,161	4,882	45,875
End of Period	$316,659	$132,030	$67,264	$515,953

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ millions)

	Three Month Periods		Twelve Month Periods
	6/30/05	6/30/04	6/30/05	6/30/04

Average Assets Under Management	$522,403	$478,584	$511,169	$462,922

Ending Assets Under Management	$515,953	$482,198	$515,953	$482,198

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

BY INVESTMENT SERVICE

AS OF JUNE 30, 2005

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Equity
Growth
U.S.	$36,788	$31,234	$7,923	$75,945
Global & International	27,866	14,476	4,554	46,896
	64,654	45,710	12,477	122,841
Value
U.S.	48,831	31,196	22,257	102,284
Global & International	78,153	10,958	10,765	99,876
	126,984	42,154	33,022	202,160
Total Equity	191,638	87,864	45,499	325,001

Fixed Income
U.S.	75,894	14,860	21,513	112,267
Global & International	25,797	24,027	140	49,964
	101,691	38,887	21,653	162,231

Index/Structured
U.S.	19,761	4,103	112	23,976
Global & International	3,569	1,176	—	4,745
	23,330	5,279	112	28,721
Total
U.S.	181,274	81,393	51,805	314,472
Global & International	135,385	50,637	15,459	201,481
	$316,659	$132,030	$67,264	$515,953

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

BY LOCATION (1)

AS OF JUNE 30, 2005

($ millions)

	Institutional Investment Management	Retail	Private Client	Total

U.S. Clients	$205,878	$99,377	$64,816	$370,071
Non-U.S. Clients	110,781	32,653	2,448	145,882
	$316,659	$132,030	$67,264	$515,953

(1) Categorized by country domicile of client.